Exhibit 10.21

Amendment Agreement

This Amendment Agreement is made this 9th day of January 2003 (“Effective Date”) by and between:

(1)                                  AVANT IMMUNOTHERAPEUTICS INC, having a place of business at 119 Fourth Avenue, Needham, MA 02494-2725, United States of America (“AVANT”); and

(2)                                  SMITHKLINE BEECHAM PLC, having its registered office at 980 Great West Road, Brentford, Middlesex TW8 9GS, United Kingdom (“GSK”).

Whereas:

(A)                              AVANT (as legal successor of Virus Research Institute, Inc.) and GSK entered in to a License Agreement dated 1 December 1997 (the “Agreement”) relating to the field of Rotavirus.

(B)                                As a result of, amongst other things, increased requirements of regulatory authorities for clinical safety data, the initiation of a Phase III clinical study under an IND in the US, and therefore payment of the second milestone fee, has been delayed.

(C)                                Whereas GSK is proposing to undertake a Phase III clinical study in Latin America.

(D)                               The parties hereto (“Parties”) wish to amend the Agreement on the terms set out in this Amendment Agreement.

Therefore, the Parties have agreed for good and valuable consideration, receipt of which is hereby acknowledged:

1.                                       Paragraph 5.01 shall be deleted and replaced by the following:

“5.01                     Subject to the provisions of Paragraph 5.02 below and the further provisions of this Paragraph 5.01, LICENSEE will, in accordance with LICENSEE’s reasonable business and scientific judgement, exercise its reasonable efforts and diligence in developing VACCINE.

Only in the event that:

(a)                                  a competitor vaccine product against rotavirus is registered in one or more MAJOR MARKETS (each a “RELEVANT MAJOR MARKET”): and

(b)                                 LICENSEE has significant Phase IV data (as defined below) from countries that are not MAJOR MARKETS to support applications for governmental approvals to market VACCINE in the RELEVANT MAJOR MARKET(S),

shall LICENSEE be obliged to use its reasonable efforts and diligence to undertake investigations and actions required to obtain appropriate governmental approvals to market VACCINE in the RELEVANT MAJOR MARKET(S) and to commercialise VACCINE in those RELEVANT MAJOR MARKET(S) in which such governmental approval is obtained. For the purpose of this Paragraph 5.01 (b), “significant Phase IV data” shall mean post-marketing safety data on 2 million vaccinees with respect to the VACCINE so as to allow a proper assessment of the Intussusception risk associated with the VACCINE.

All such activity shall be undertaken at LICENSEE’s expense. At LICENSEE’s request and expense, LICENSOR shall supply LICENSEE with reasonable technical assistance in undertaking such investigations and actions.”

2.                                       GSK hereby agrees to pay AVANT US$1 million within 30 days of the Effective Date of this Agreement. Such payment shall be considered as in lieu of the “second milestone fee” of US 1million provided for in Paragraph 5.02(c) and such fee shall be considered made in full.  For the avoidance of doubt the proposed Phase III clinical study to be undertaken by GSK in Latin America shall not be considered to be the pivotal Phase III study as referred to in Paragraphs 5.02 (c) and (d).

3.                                       Paragraph 19.01 shall be deleted and replaced with the following:

“19.01            Any notice required or permitted under this Agreement shall be sent by certified mail, return receipt requested, postage pre-paid to the following addresses of the parties:

if to LICENSOR:

AVANT Immunotherapeutics, Inc.,

119 Fourth Avenue

Needham, MA 02494-2725,

USA

Attention: President

with a copy to:

Leon R. Yankwich

Yankwich and Associates

201 Broadway

Cambridge, MA  02139

USA

if to LICENSEE:

SmithKline Beecham PLC.

980 Great West Road

Brentford

Middlesex TW8 9GS

United Kingdom

Attention: General Counsel

with a copy to:

GlaxoSmithKline Biologicals Manufacturing S.A.

rue de l’lnstitut 89

1330 Rixensart, Belgium

Attention: President

4.                                       All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties, through their authorised officers, have executed this Amendment Agreement on the date above written.

AVANT IMMUNOTHERAPEUTICS INC

BY:	/s/ Dr. Una S. Ryan, O.B.E.
Dr. Una S. Ryan, O.B.E.
President and C.E.O.

SMITHKLINE BEECHAM PLC,

BY:	/s/ Moncef Slaoui
Moncef Slaoui
Attorney in fact